Exhibit 99.2

THIS LETTER OF TRANSMITTAL IS FOR USE ONLY IN CONNECTION WITH THE AMALGAMATION OF MARSA ENERGY INC. AND SANCTION CAPITAL CORP.

IN ORDER TO BE EFFECTIVE, THIS LETTER OF TRANSMITTAL MUST BE VALIDLY COMPLETED, DULY EXECUTED AND RETURNED TO THE DEPOSITARY, VALIANT TRUST COMPANY. IT IS IMPORTANT THAT YOU VALIDLY COMPLETE, DULY EXECUTE AND RETURN THIS LETTER OF TRANSMITTAL ON A TIMELY BASIS IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN.

LETTER OF TRANSMITTAL

FOR USE BY REGISTERED HOLDERS OF COMMON SHARES

of

MARSA ENERGY INC.

Please read the Instructions set out below and the amalgamation agreement between Marsa Energy Inc. and Sanction Capital Corp. dated July 30, 2014 carefully before completing this Letter of Transmittal.

TO:	MARSA ENERGY INC.
AND TO:	SANCTION CAPITAL CORP.
AND TO:	VALIANT TRUST COMPANY, AS DEPOSITARY

This Letter of Transmittal (the “Letter of Transmittal”) is for use by registered holders (“Marsa Shareholders”) of common shares (“Marsa Shares”) of Marsa Energy Inc. (“Marsa”) in connection with the proposed amalgamation (“Amalgamation”) of Marsa and Sanction Capital Corp. (“Sanction”), pursuant to an amalgamation agreement dated July 30, 2014 between Marsa and Sanction (the “Amalgamation Agreement”), the full text of which is set out in Appendix “C” of the Joint Management Information Circular (“Information Circular”) of Marsa and Sanction dated August 14, 2014. Capitalized terms used but not defined in this Letter of Transmittal shall have the meanings given to them in the Information Circular.

If the resolutions authorizing the Amalgamation are approved at the meetings of the Marsa Shareholders and shareholders of Sanction and the Marsa Shareholders approve the continuance of Marsa under the Business Corporations Act (Alberta) (the “ABCA”), pursuant to the Amalgamation Agreement, Marsa and Sanction have agreed to amalgamate pursuant to Section 181 of the ABCA to form a new corporation (the “Resulting Issuer”), which will carry on business under the name Marsa Energy Inc. Pursuant to the Amalgamation Agreement Marsa Shareholders will receive one (1) common share in the capital of the Resulting Issuer (“Resulting Issuer Share”) in exchange for each Marsa Share held.

It is understood that, upon: (i) receipt by the Depositary of this Letter of Transmittal and the certificate(s) representing the Marsa Shares surrendered herewith (the “Transmitted Shares”); and (ii) completion of the Amalgamation, the Depositary will, as soon as practicable, cancel the certificates(s) described below and send to the undersigned Marsa Shareholder a certificate representing that number of Resulting Issuer Shares to which such Marsa Shareholder is entitled, or hold such certificate(s) for pick-up in accordance with the instructions set out below. Marsa Shareholders will not receive Resulting Issuer Shares after the Effective Time until they submit the certificates for their Marsa Shares to the Depositary along with a duly completed Letter of Transmittal.

Marsa Shareholders whose Marsa Shares are registered in the name of a broker, dealer, bank, trust company or other nominee must contact their nominee to deposit their Marsa Shares.

Any certificate that, immediately prior to the Effective Date, represented outstanding Marsa Shares and that has not been surrendered on or before the sixth (6th) anniversary of the Effective Time, will cease to represent any claim against or interest in any kind or nature in Marsa, Sanction, the Resulting Issuer or the Depositary. Accordingly, persons who tender certificates for Marsa Shares after the sixth (6th) anniversary of the Effective Time will not receive Resulting Issuer Shares and will not own any interest in Marsa, Sanction or the Resulting Issuer and will not be paid any cash or other compensation.

The undersigned Marsa Shareholder delivers to the Depositary the enclosed certificate(s) representing Marsa Shares to be exchanged for certificate(s) representing Marsa Shares pursuant to and in accordance with the Amalgamation described in the Information Circular.

DESCRIPTION OF CERTIFICATES DEPOSITED
Certificate Number(s)	Name in which Marsa Shares are Registered	Number of Marsa Shares

TOTAL:

(If space is not sufficient, please attach a list in the above form.)

☐	Some or all of my Marsa Share certificates have been lost, stolen or destroyed. Please review item 7 of the “Instructions” for the procedure to replace lost or destroyed certificates. (Check box if applicable).

authorization

The undersigned Marsa Shareholder, by execution of this Letter of Transmittal:

1.	represents and warrants that the undersigned is the legal owner of the above listed Marsa Shares and has good title to the rights represented by the above mentioned certificates free and clear of all liens, charges, encumbrances, claims and equities and, together with all rights and benefits, has full power and authority to deliver such certificates;

2.	represents and warrants that the Marsa Shares listed above represent all of the Marsa Shares beneficially owned, directly or indirectly, by the undersigned;

3.	acknowledges receipt of the Information Circular;

4.	represents and warrants that the undersigned will not, prior to the Effective Time, transfer or permit to be transferred any of such Marsa Shares;

5.	directs the Depositary to issue or cause to be issued Resulting Issuer Shares to which the undersigned is entitled to receive on completion of the Amalgamation in the name indicated below and to send the Resulting Issuer Shares to the address, or hold the same for pickup, as indicated in this Letter of Transmittal, unless otherwise indicated under “Special Registration Instructions” or “Special Delivery Instructions” on the following page;

6.	covenants and agrees to execute, upon request, any additional documents, transfers and other assurances as may be necessary or desirable to complete the exchange of certificate(s) representing Marsa Shares for certificate(s) representing Resulting Issuer Shares pursuant to the Amalgamation; and

7.	acknowledges that all authority conferred, or agreed to be conferred, by the undersigned herein may be exercised during any subsequent legal incapacity of the undersigned and shall survive the death, incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon any heirs, personal representatives, successors and assigns of the undersigned.

Non-registered holders of Marsa Shares should contact their nominees (i.e., broker, trust companies, banks or other registered holders) who hold their Marsa Share certificates on their behalf to arrange for their exchange.

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MARSA SHAREHOLDER SIGNATURE(S)

Signature guaranteed by (if required under item 4 of the instructions):	Dated: _____________________________, 20___

Authorized Signature of Guarantor	Signature of Shareholder or Authorized Representative (see items 3 and 5 of the instructions)

Name of Guarantor (please print or type)	Address of Shareholder

Address of Guarantor (please print or type)

Telephone Number of Shareholder

Facsimile Number of Shareholder

Social Insurance Number, Business Number or U.S. Resident Taxpayer Identification Number (must be provided)

Name of Shareholder (please print or type)

Name of Authorized Representative, if applicable (please print or type)

BOX A	BOX B
SPECIAL REGISTRATION INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
(See Instruction 2)	(See Instruction 2)

Issue the Resulting Issuer Shares.	Deliver the Resulting Issuer Shares.

In the Name of	In the Name of
(please print)	(please print)

Address:	Address:

(include postal or zip code)	(include postal or zip code)

BOX C
HOLD FOR PICK-UP

☐ Check here if the certificate(s) for the Resulting Issuer Shares are to be held for pick-up at the office of the Depositary at which this Letter of Transmittal is deposited.

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INSTRUCTIONS

1.	Use of Letter of Transmittal

(a)	This Letter of Transmittal (or a manually executed copy hereof) properly completed and signed as required by the instructions set forth below, together with accompanying certificates representing the Marsa Shares and all other required documents must be received by the Depositary at its office specified on the back page of this document.

(b)	The method used to deliver this Letter of Transmittal and any accompanying certificate(s) representing Marsa Shares and all other required documents is at the option and risk of the person depositing the same, and delivery will be deemed effective only when such documents are actually received. It is recommended that the necessary documentation be hand delivered to the Depositary, at the office specified on the back page of this document, and a receipt obtained. However, if such documents are mailed, it is recommended that registered mail be used and that proper insurance be obtained. Shareholders whose Marsa Shares are registered in the name of a nominee should contact their stockbrokers, investment dealers, banks, trust companies or other nominees for assistance in depositing their Marsa Shares.

2.	Special Registration and Delivery Instructions

The boxes entitled “Special Registration Instructions”, “Special Delivery Instructions” and “Hold For Pick-Up”, as applicable, should be completed if the certificates for the Resulting Issuer Shares are to be: (a) issued in the name of a person other than the person signing the Letter of Transmittal; (b) sent to someone other than the person signing the Letter of Transmittal; (c) sent to the person signing the Letter of Transmittal at an address other than that appearing below that person's signature; or (d) held by the Depositary for pick-up. See also Instruction 4 “Guarantee of Signatures” below.

3.	Signatures

This Letter of Transmittal must be completed and signed by the holder of Marsa Shares or by such holder’s duly authorized representative (in accordance with Instruction 4 below).

(a)	If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s) representing Marsa Shares, such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) representing Marsa Shares without any change whatsoever, and the certificate(s) need not be endorsed. If such transmitted certificate(s) representing Marsa Shares are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(b)	If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Marsa Shares or if Resulting Issuer Shares are to be issued to a person other than the registered holder(s):

(i)	such deposited certificate(s) representing Marsa Shares must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)	the signature(s) on such endorsement or power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) representing Marsa Shares and must be guaranteed as noted in Instruction 4 “Guarantee of Signatures” below.

4.	Guarantee of Signatures

If this Letter of Transmittal is executed by a person other than the registered owner(s) of the Marsa Shares or if the Resulting Issuer Shares are to be issued to a person other than the registered holder(s) or sent to an address other than the address of the registered holder(s) as shown on the register of Marsa Shareholders maintained by Marsa, such signature must be guaranteed by an Eligible Institution (as defined below), or in some other manner satisfactory to the Depositary.

An “Eligible Institution” means a major Canadian schedule 1 chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (members of these programs are usually members of a recognized stock exchange in Canada, members of the Investment Industry Regulation Organization of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States).

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5.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal or any certificate or share transfer or power of attorney is executed by a person as an executor, administrator, trustee, guardian, attorney-in-fact, or agent or on behalf of a corporation, partnership or association or is executed by any other person acting in a fiduciary or representative capacity, this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. The Depositary, at its discretion, may require additional evidence of authority or additional documentation.

6.	Miscellaneous

(a)	If the space on this Letter of Transmittal is insufficient to list all certificates for Marsa Shares, additional certificate numbers and the number of Marsa Shares represented thereby may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Marsa Shares are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be accepted. All depositing holders of Marsa Shares by execution of this Letter of Transmittal (or a copy thereof) waive any right to receive any notice by the Depositary.

(d)	The holder of the Marsa Shares covered by this Letter of Transmittal hereby unconditionally and irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Alberta and the courts of appeal therefrom.

(e)	Additional copies of the Letter of Transmittal may be obtained on request and without charge from the Depositary at its office at the address listed on the back page of this document.

7.	Lost or Destroyed Certificates

If a certificate representing Marsa Shares has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss or destruction, to the Depositary. The Depositary will respond with the replacement requirements, which must be completed and returned to the Depositary. If a certificate has been lost or destroyed, please ensure that you provide your telephone number to the Depositary so that they may contact you.

8.	Fractional Shares

No fractional Resulting Issuer Shares will be issued pursuant to the Amalgamation and no cash will be paid in lieu thereof. In the event that a Marsa Shareholder would otherwise be entitled to a fractional Resulting Issuer Share pursuant to the Amalgamation, the number of Resulting Issuer Shares issued to such Marsa Shareholder shall be rounded up to the next greater whole number of Resulting Issuer Shares if the fractional entitlement is equal to or greater than 0.5 and shall, without any additional compensation, be rounded down to the next lesser whole number if the fractional entitlement is less than 0.5. In calculating such fractional interests, all Resulting Issuer Shares registered in the name of such Marsa Shareholder or its nominee shall be aggregated.

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9.	Privacy Notice

At Valiant Trust Company, we take privacy seriously. In the course of providing services to you and our issuer clients in connection with stock transfers, employee stock/unit purchase plans, dividend/distribution reinvestment plans, direct stock/unit purchase plans and/or direct registration services, we receive non-public, personal information about you. We receive this information through transactions we perform for you, from enrolment forms and through other communications with you. We may also receive information about you by virtue of your transactions with affiliates of Valiant Trust Company or other parties. This information may include your name, social insurance number, stock/unit ownership information and other financial information. With respect both to current and former customers, Valiant Trust Company does not share non-public personal information with any non-affiliated third party except as necessary to process a transaction, service your account or as permitted by law. Our affiliates and outside service providers with whom we share information are legally bound not to disclose the information in any manner, unless permitted by law or other governmental process. We strive to restrict access to your personal information to those employees who need to know the information to provide our services to you, and we maintain physical, electronic and procedural safeguards to protect your personal information. Valiant Trust Company realizes that you entrust us with confidential personal and financial information and we take that trust very seriously. By providing your personal information to us and signing this form, we will assume, unless we hear from you to the contrary, that you have consented and are consenting to this use and disclosure. A complete copy of our Privacy Code, may be accessed at http://www.valianttrust.com/privacy/, or you may request a copy in writing to Suite 310, 606 4th Street SW, Calgary, Alberta, T2P 1T1.

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Office of the Depositary

Inquiries:

VALIANT TRUST COMPANY

By Mail:

Valiant Trust Company

310, 606 - 4th Street SW

Calgary, Alberta T2P 1T1
Direct Dial Telephone: (403) 233-2801

Toll Free: 1-866-313-1872

or

Valiant Trust Company

600 - 750 Cambie Street

Vancouver, BC V6B 0A2
Dial Direct Telephone: (604) 699-4880
Fax: (604) 681-3067

Attention: Reorganization Department

E-mail: inquiries@valianttrust.com